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                                                                   Exhibit 10.10

                             COLLABORATION AGREEMENT
                              (SUMMARY TRANSLATION)

PARTY A:       Shenzhen GrenTech Co., Ltd.

PARTY B:       Southeast University of China

SECTION I      PROJECT NAME

               Research and application of broadband wireless network technology (the "TECHNOLOGY").

SECTION II     REQUIREMENTS OF THE TECHNOLOGY

               Research relating to a series of broadband wireless network technologies including:

               (1)  Large volume digital microwave system;

               (2)  CPRI wireless equipment;

               (3)  RFID technical research and sample machine;

               (4) Other research items entrusted by Party A during the term of this Agreement.

SECTION III    FUNDING AND DISBURSEMENT

               Funding for this project shall be RMB 1.3 million in total, which shall be disbursed in two installments within two years as follows:

               (1) RMB 0.65 million in 2005, with RMB 0.3 million disbursed prior to March 30, 2005 and RMB 0.35 million prior to December 31, 2005.

               (2) RMB 0.65 million in 2006, with RMB 0.3 million prior to June 30, 2006 and RMB 0.35 million prior to December 31, 2006.

SECTION IV     PLAN, PROGRESS AND INSPECTION

               The term for research and development of the Technology hereunder is 24 months from January 1, 2005 to December 31, 2006, with the following timetable of progress:

               (a) Complete large volume digital microwave system prior to September 30, 2005;

               (b)  Complete CPRI wireless equipment prior to December 31, 2006;

               (c) Complete RFID research and its sample machine prior to December 31, 2005;

               (d) Other related research and development to be arranged by agreement of both parties under the circumstances.

               During the term for research and development of the Technology, authorized persons of Party A shall have unlimited access to the research and development sites from time to time.

SECTION V      TERM, PLACE AND METHOD OF PERFORMANCE

               The research and development of the Technology shall be conducted during the period from January 1, 2005 until December 31, 2006 and within the Information Research Center in Southeast University of China and GrenTech Research and Development Center in Nanjing.

SECTION VI     CONFIDENTIALITY

               All technical documents and materials relating to the Technology and its research and development shall be jointly owned by the parties and neither party shall disclose any such documents, materials or information to any third party without the consent of the other party.





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SECTION VII    RISK ALLOCATION

               Party A shall bear the investment risk of its financial contribution to this project and Party B shall bear the investment risk of its human resources.

SECTION VIII   OWNERSHIP OF RESEARCH AND DEVELOPMENT RESULTS

               Party A shall have the right to use the Technology and shall be the owner of the patent relating to the Technology. Party B shall not attempt to transfer any such right or ownership to any third party. The research staff of both parties share the right of authorship of the patent, the right to publish articles under their names, the signature right for submission of the research results and the right to receive award.

SECTION IX     STANDARDS AND METHODS FOR INSPECTION

               Both parties shall inspect and confirm the research and development project in accordance with the technical requirements of the Technology.

SECTION X      COMPENSATION

               Included in the funding of the project as described herein.

SECTION XI     TECHNICAL COOPERATION AND SERVICES

               Party B shall provide relevant software and hardware training and guidance to Party A.

SECTION XII    DISPUTE RESOLUTION

               Both parties shall perform the obligations under this Agreement on the basis of friendly cooperation and mutual benefit.

               During the term of this Agreement, any amendment or modifocation to this Agreement shall be evidenced in a writing and shall come into effect after having been signed by the authorized persons of both parties and sealed properly.




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               Any disputes in connection with this Agreement shall be resolved through friendly negotiation. Any dispute that cannot be resolved through friendly negotiation may be submitted by either party to a people's court with proper jurisdiction for resolution.

SECTION XIII   MISCELLANEOUS

               As the performance of this Agreement requires a relatively long period of time and the market requirements may change during this period, Party A may raise reasonable amendments to the research and development plan currently contemplated hereunder and, after friendly negotiations between the parties, amend or supplement this Agreement.

PARTY A:       /seal/ Shenzhen GrenTech Co., Ltd.


               /s/ Huang Guanyu
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PARTY B:       /seal/ Southeast University of China


               /s/ Shen Datong                     /s/ Hu Aiqun
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